UMB FINANCIAL CORPORATION
                       2002 INCENTIVE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT, made and entered into this 30th day of December, 2002, by and between UMB FINANCIAL CORPORATION (the "Company"), and R. Crosby Kemper, Jr., an employee of the Company, or one of its subsidiaries, as the case may be (the "Employee").

      WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, $1.00 par value ("Common Stock"), as hereinafter provided, to carry out the purpose of the 2002 Incentive Stock Option Plan of the Company ("the "Plan");

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.    Grant of Option

      The Company hereby irrevocably grants to the Employee, subject to the Plan (the terms and provisions of which are incorporated herein by reference as if fully set forth herein) and pursuant to the resolution of the Officers Salary and Stock Option Committee adopted as of December 30, 2002, (the "Grant Date") the right and option (the "Option") to purchase all or any part of an aggregate of 2623 shares of Common Stock (such number being subject to adjustment as provided in Paragraph 8 hereof), on the terms and conditions herein set forth.

2.    Option Price

      The purchase price of the shares of Common Stock subject to the Option shall be $41.93 per share (such amount being subject to adjustment as provided in Paragraph 8 hereof), and the purchase price of all shares as to which the Option is exercised shall be paid either in cash or, with the consent of the Company, in stock of the Company at or prior to the time the certificates for such shares are delivered.

3.    Term of Option

      The term of the Option shall be for a period of ten years from the Grant Date, or five years from the Grant Date if the Employee owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation, subject to earlier termination, as provided in Paragraphs 4(e) and 6(a) hereof. Subject to the provisions of this Agreement and except as otherwise provided in paragraphs 6 and 7 hereof, the Option shall not be exercisable until the Employee has completed four years and eleven (11) months of continuous employment after the Grant Date at which time it shall become fully exercisable. In the event the Employee would, in accordance with the computation above, otherwise be entitled to exercise the Option for a fractional share, the number of shares for which the Option first becomes exercisable shall be rounded to the next highest whole share. In the event of any partial exercise of the Option, the portion of the Option exercised shall be for the shares subject to the Option which became exercisable at the earliest date.

4.    Restrictions on Right to Exercise Option

      (a) The Option shall not be exercisable with respect to a fractional share or with respect to fewer than ten (10) shares or the remaining shares then subject to the Option, if less than ten (10).

      (b) The Option shall not be exercisable in whole or in part unless or until a Registration Statement under the Securities Act of 1933 covering the common stock to be issued pursuant to the exercise of the Option shall have been filed and become effective and the Employee agrees that his/her right of exercise is subject to and contingent upon such Registration Statement being effective and current at the time of exercise. The Company has previously filed such a Registration Statement and hereby agrees to keep such Registration Statement current and effective as to stock covered by the Option during the period in which the Option may be exercised.

      (c) Except as otherwise provided in Paragraphs 6 and 7, the Option shall not be exercisable in whole or in part unless the Employee is in the employ of the Company and/or a "subsidiary corporation" of the Company as that term is defined in Section 425 of the Internal Revenue Code ("Subsidiary Corporation") and shall have been continuously so employed by the Company and/or Subsidiary Corporations since the date the Option was granted to the Employee.

      (d) If the Employee is an "Affiliate" of the Company under Rule 144(a) of the Securities Act of 1933, as amended (the "Act"), then he/she hereby: (1) represents and warrants that the Option granted herein, and all Shares purchased pursuant to the exercise of such Option, has and will be purchased for investment and not with a view to the distribution or resale thereof, (2) agrees that any sale of such Shares by him/her will be made in compliance with Rule 144 of the Act; (3) agrees that any attempted resale that fails to comply with Rule 144 of the Act will be deemed null and void; and (4) agrees that any certificate(s) representing such Shares may contain an express legend identifying such Shares as subject to resale restriction.

      (e) IF THE EMPLOYEE SHALL SELL ALL OR ANY PART OF THE COMMON STOCK PURCHASED HEREUNDER WITHIN ONE (1) YEAR FROM THE DATE OF THE PURCHASE THEREOF, THE OPTION (AND ANY OTHER OPTION OR OPTIONS HELD BY THE EMPLOYEE UNDER THE
PLAN), TO THE EXTENT THERETOFORE UNEXERCISED, SHALL THEREUPON TERMINATE, AND THE EMPLOYEE SHALL BE INELIGIBLE TO RECEIVE ANY OTHER OPTION UNDER THE PLAN.

5.    Non-Transferability

      The Option shall not be transferable otherwise than by will or laws of descent and distribution, and during the lifetime of the Employee may be exercised only by the Employee. The Employee may designate a beneficiary to exercise the Option after the Employee's death by filing a written designation of beneficiary with the Committee prior to the Employee's death. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.


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


6.    Termination of Employment; Retirement or Disability

      (a) In the event that the employment of the Employee shall be terminated other than by death, by termination of employment by the Employee after attaining age sixty with twenty years of service (a "Qualified Retirement Termination"), or termination of employment as a result of Employee's permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code, as amended) (a "Disability Termination"), then the Option shall immediately terminate and cease to be exercisable.

      (b) If a Qualified Retirement Termination or Disability Termination of Employee's employment occurs prior to the time that the Option has either expired or has been fully exercised, then any unexercised portion of the Option, shall, upon the occurrence of such Qualified Retirement Termination or Disability Termination, become immediately exercisable, and may thereafter be exercised by the Employee at any time during the three -month period immediately following the Qualified Retirement Event (if applicable) or the one-year period immediately following the Disability Event (if applicable) but in no event after the expiration of the term for which the Option is granted, or before the expiration of two years after the date the Option was granted.

7.    Death of Employee

      If the Employee shall die while employed by the Company or a Subsidiary Corporation, or within three (3) months from the occurrence of a Qualified Retirement Termination or within one (1) year after the occurrence of a Disability Termination, then the Option shall immediately become exercisable (if not otherwise already exercisable) upon the occurrence of such death, and may thereafter be exercised within six (6) months after the date of such death
(whether or not the three months or the one-year period, as the case may be, specified in Paragraph 6(b) had commenced to run on the date of his/her or her death), but in no event after the expiration of the term for which this Option is granted, or before the expiration of two years after the date the Option was granted, by the beneficiary designated in a written designation filed with the Committee prior to the Employee's death. If the designated beneficiary does not survive Employee, the Option shall become an asset of Employee's estate to be exercised by the personal representative or administrator of Employee's estate.

8.    Adjustments

      In the event of any stock dividend, stock split or recapitalization, the number of shares subject to the Option and the purchase price thereof shall be proportionately adjusted in accordance with the teens of the Plan.

9.    Method of Exercising Option

      Subject to the terms and conditions of the Option Agreement, the Option may be exercised by written notice to the Company in care of its Secretary at its address of P. O. Box 419226, Kansas City, Missouri 64141-6226. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons exercising the Option. Such notice must be accompanied by payment of the full purchase price of such shares, and the date such notice and payment is received shall be the "Exercise Date."


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


Payment of such purchase price shall in either case be made either by check payable to the order of the Company, or if the Company consents to have payment made in shares of the Company, by delivery of certificates for the requisite number of shares. The certificate or certificates for the shares as to which the Option shall have been exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised pursuant to Paragraph 7 hereof by any person or persons other than the Employee, such notice shall be accompanied by evidence of the authority of such person or persons to exercise the Option and evidence satisfactory to the Company that any death taxes payable with respect to such shares have been paid or provided for.

10.   RIGHTS OF THE COMPANY IN THE EVENT OF COMPETING EMPLOYMENT

      THE EMPLOYEE HEREBY AGREES THAT ANY AND ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF THIS PARAGRAPH 10 AND THAT SUCH PROVISIONS SHALL SURVIVE THE EXERCISE OF THIS OPTION:

      In the event the employment of the Employee with the Company or any Subsidiary Corporation shall be terminated for any reason, and the Employee within two (2) years thereafter becomes employed by any person, business or entity engaged in business in competition with the business of the Company or any Subsidiary Corporation, or in any other manner, directly or indirectly, on his/her or her own account, by or through any other individual or entity, as an officer, director, employee or stockholder of a corporation, as a partner, employee or joint venturer, competes with the business of the Company or any Subsidiary Corporation, at a business location which is within a radius of thirty (30) miles of any business location of the Company or any Subsidiary Corporation, the Employee will pay to the company (or its assigns) within thirty
(30) days after demand by the Company, an amount equal to the excess, if any, of
(a) the fair market value on the date of exercise of the shares of Common Stock of the Company acquired upon exercise of this Option which were exercised at any time within the two (2) year period preceding the commencement of such competition, over (b) the purchase price paid for such shares. Such amount shall be subject to appropriate adjustment in the case of stock dividends, stock splits or recapitalization. The employee further agrees that the Company shall have a right of set-off against any sums due him/her or her from the Company or a Subsidiary Corporation in the form of wages, bonuses or vacation pay for all sums due the Company under this paragraph.

11.   No Waiver

      The failure of the Company in any instance to exercise any of its rights granted under this Agreement shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

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


12.   No Employment Contract

      Employee agrees that he/she will, if the Company desires, remain in the employ of the Company or, at the election of the Company from time to time, a Subsidiary Corporation, for a period of at least two (2) years from the date the Option is granted to him/her; and that he/she will, during such employment, devote his/her entire time, energy and skill to the service of the Company or such Subsidiary Corporation and the promotion of its interests, subject to vacations, sick leave and leaves of absence in accordance with the practices and policies of the Company and its Subsidiary Corporations. Such employment shall be at the pleasure of the Company or such Subsidiary Corporation, and shall be at such compensation as the Company or such Subsidiary Corporation shall determine from time to time. Nothing herein or in the Plan shall confer on Employee any right to continue in the employ of the Company or any Subsidiary Corporation or affect in any way the right of the Company or any Subsidiary Corporation to terminate Employee's employment at any time. Except to the extent the terms of any written employment contract between the Company and Employee may expressly provide otherwise, the Company and its Subsidiary Corporations shall be under no obligation to continue the employment of the Employee for any period of specific duration and may terminate the employment of the Employee at any time, with or without cause, free from any liability or any claim under the Plan or otherwise, unless otherwise expressly provided herein or in the Plan. The grant of an Option shall not be construed as giving Employee the right to be retained in the employ of the Company or a Subsidiary Corporation.

13.   Notices

      Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its address of P. O. Box 419226, Kansas City, Missouri 64141-6226. Any notice required to be given or delivered to the Employee shall be in writing and addressed to the Employee at the address indicated below the Employee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U. S. mail, postage prepaid and properly addressed to the party to be notified.

14.   Construction

      This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.

15.   General

      The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

      The holder of the Option shall not have any rights of a stockholder with respect to the shares subject to the Option until such individual shall have exercised the Option, paid the Option Price and such shares have been transferred to the holder on the books and records of the Company upon the exercise of the Option.


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


      IN WITNESS WHEREOF, this Stock Option Agreement has been duly executed on behalf of the Company by the duly authorized officers of the Company, and by the Employee, on the day and year first above written.

                               UMB FINANCIAL CORPORATION


                               By:___________________________________________
                                               Chairman
ATTEST:

___________________________
      Secretary

                               ______________________________________________
                               R. Crosby Kemper, Jr., Employee
                               1010 Grand Avenue
                               Kansas City, Missouri 64106